EXECUTION COPY

                                        EQCC HOME EQUITY LOAN TRUST 1997-1


$196,833,000 EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-1, 6.31% Pass-Through Rate

$18,259,000  EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-2, 6.61% Pass-Through Rate

$127,073,000 EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-3, 6.84% Pass-Through Rate

$47,407,000  EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-4, 7.16% Pass-Through Rate

$25,494,000  EQ C Home Equity Loan Asset Backed Certificates,
                       Class A-5, 7.31% Pass-Through Rate

$33,989,000  EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-6, 7.56% Pass-Through Rate

$50,000,000  EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-7, 7.12% Pass-Through Rate

$101,043,000 EQCC Home Equity Loan Asset Backed Certificates,
                       Class A-8, Adjustable Rate Pass-
Through Rate

                             UNDERWRITING AGREEMENT
                                                     As of March 21, 1997

Salomon Brothers Inc
7 World Trade Center, 32nd Floor
New York, New York  10048

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

Lehman Brothers Inc.
Three World Financial Center, 12th Floor
New York, New York  10285

Prudential Securities Incorporated
One New York Plaza
New York, New York  10292

Ladies and Gentlemen:

                  1. Introductory.  EQCC Receivables  Corporation and EQCC Asset
Backed Corporation (each a "Seller" and, collectively, the "Sellers") propose to sell to Salomon Brothers Inc, Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Prudential Securities Incorporated (the "Underwriters") EQCC Home Equity Loan Asset Backed Certificates, Class A-1, 6.31% Pass-Through Rate (the "Class A-1 Certificates"), Class A-2, 6.61% Pass-Through Rate (the "Class A-2 Certificates"), Class A-3,6.84% Pass-Through Rate (the "Class A-3
Certificates"),   Class   A-4,   7.16%   Pass-Through   Rate  (the   "Class  A-4
Certificates"), Class A-5, 7.31% Pass-Through Rate (the "Class A-5 Certificates"), Class A-6, 7.56% Pass-Through Rate (the "Class A- 6 Certificates"), Class A-7, 7.12% Pass-Through Rate (the "Class A-7 Certificates") and Class A-8, Adjustable Pass-Through Rate (the "Class A-8 Certificates" and, with the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, the "Class A Certificates"). Each class of Class A Certificates and the Class R Certificates (with the Class A Certificates, the "Certificates") will represent a fractional undivided interest in the Trust. The assets of the Trust will include, among other things, (i) a pool of fixed-rate and adjustable-rate one-to four-family first and second mortgage loans (the "Mortgage Loans") originated or acquired by EquiCredit Corporation of America, EquiCredit Corporation/Ala. & Miss., California/EquiCredit Corporation, EquiCredit Corporation of In., EquiCredit Corporation of Pa. and EquiCredit Corporation of SC (each, an "Originator" and collectively, the "Originators") and transferred to the Sellers pursuant to a Transfer Agreement to be dated as of March 1, 1997 (the "Transfer Agreement") between the Originators and the Sellers, and by the Sellers to the Trust pursuant to a Pooling and Servicing Agreement to be dated as of March 1, 1997 (the "Pooling and Servicing Agreement") among the Sellers, EquiCredit Corporation of America, as Servicer (in such capacity, the "Servicer"), and First Bank National Association, as trustee (the "Trustee"), (ii) certain monies due or to become due under the Mortgage Loans, (iii) an irrevocable guaranty surety bond (the "Securities Insurance Policy") to be issued by Financial Guaranty Insurance Company (the "Insurer"), pursuant to which the Insurer will guaranty certain payments to the holders of the Class A Certificates in the manner and to the extent described in the Securities Insurance Policy. The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates and the Class A-8 Certificates will be issued in initial
aggregate   principal  amounts  of  $196,833,000,   $18,259,000,   $127,073,000,
$47,407,000,    $25,494,000,   $33,989,000,   $50,000,000,   and   $101,043,000,
respectively. The Class A Certificates are sometimes collectively referred to herein as the "Offered Securities."

                  This Underwriting Agreement shall hereinafter be referred to as "this Agreement." This Agreement, the Pooling and Servicing Agreement, the Transfer Agreement, the Custodial Agreement and the Securities Insurance Policy are collectively hereinafter referred to as the "Basic Documents." Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                  2. Representations and Warranties of the Sellers. Each Seller, jointly and severally, represents and warrants to, and agrees with, the Underwriters that:

                           (a) A registration statement on Form S-3 (No. 333-20675), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Offered Securities offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus and any prospectus supplement filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) hereof shall be deemed to have supplemented the Prospectus only with respect to the offering of the Offered Securities; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement; reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Sellers filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

                           (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, (i) will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and (ii) will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of this Agreement, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from either of the documents based upon written information (including Derived Information (as defined herein)) furnished to the Sellers by any Underwriter specifically for use therein; as of the Closing Date, the representations and warranties of the Sellers and the Originators in the Basic Documents will be true and correct.

                           (c) As of the Closing Date,  each consent,  approval,
                  authorization or order of, or filing with, any court or governmental agency or body required to be obtained or made by either Seller or their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents with respect to the Mortgage Loans.

                           (d) Each  Seller  has been duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and each Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification. Neither Seller is in violation of its organization certificate, certificate of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated herein or any other Basic Document. The execution, delivery and performance of each Basic Document, and the issuance and sale by the Sellers of the Offered
                  Securities, and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the real estate syndication, securities or "blue sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Sellers or any of their respective properties or any agreement or instrument to which either of the Sellers is a party or by which either of the Sellers is bound or to which any of the properties of either of the Sellers is subject, or the organization certificate, certificate of incorporation or by-laws of either of the Sellers, and each Seller has corporate power to enter into each Basic Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

                           (e) This Agreement has been duly authorized, executed and delivered by each Seller and constitutes a legal, valid and binding instrument enforceable against each Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

                           (f) Each Basic Document,  when executed and delivered
                  as contemplated hereby and thereby, will have been duly authorized, executed and delivered by, each Seller party thereto and, when so executed and delivered, will constitute a legal, valid and binding instrument enforceable against each such Seller in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

                           (g) As of the Closing  Date,  the Offered  Securities
                  will have been duly and validly authorized by each Seller and, when executed and authenticated as specified in the Pooling and Servicing Agreement, will be validly issued and outstanding and will be entitled to the benefits set forth in the Pooling and Servicing Agreement.

                           (h) There are no actions, proceedings or investigations now pending against either Seller or, to the knowledge of either Seller, threatened against either Seller
                  (A) which are required to be disclosed in the Registration Statement, other than those disclosed therein, or (B)(1) asserting the invalidity of any Basic Document or the Certificates, (2) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Basic Documents, (3) which might materially and adversely affect the performance by either Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Certificates, or
                  (4) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Prospectus under "Certain Federal Income Tax Consequences."

                           (i) Any taxes,  fees and other  governmental  charges
                  that are assessed and due in connection with the execution, delivery and issuance of this Agreement and each other Basic Document shall have been paid by the Sellers at or prior to the Closing Date.

                           (j) Each  Seller  possesses  all  material  licenses,
                  certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies deemed by such Seller to be reasonably necessary to conduct the business now operated by it and as described in the Prospectus, and neither of the Sellers received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of such Seller. The Servicer is (i) an approved seller/servicer of first and second mortgage loans for FNMA and FHLMC in good standing and (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                           (k) As of the Closing  Date,  the  Trustee  will have
                  good title, free and clear of all prior liens, charges and encumbrances, to the Mortgage Notes and the related Mortgages included in the assets of the Trust, upon (a) with respect to the Mortgage Notes, delivery thereof to the Trustee (or to the Custodian on behalf of the Trustee) and (b) with respect to the Mortgages, delivery to the Trustee (or to the Custodian on behalf of the Trustee) of the instruments of assignment set forth in Sections 2.04(c) and (h) of the Pooling and Servicing Agreement.

                           (l) None of the  Trust  Fund,  either  Seller  or any
                  Originator will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                           (m) The Securities Insurance Policy, upon issuance by
                  the Insurer as described in the Prospectus, will conform to the description thereof set forth in the Prospectus. The representations and warranties made by the Sellers to the Insurer in connection with issuance of the Securities Insurance Policy will be true and correct as of the Closing Date. Neither Seller is aware of any existing facts or circumstances which could cause the Securities Insurance Policy not to be in full force and effect from and after the Closing Date. To the best of the Sellers' knowledge, there is not presently contemplated any downgrading in the rating of the securities of either Seller, any Originator or the Insurer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of either Seller or any Originator or the Insurer (other than an announcement without an implication of a possible downgrading of such rating).

                           (n) As of the  Cut-off  Date,  each  of the  Mortgage
                  Loans meets the eligibility criteria described in the Prospectus and conforms to the descriptions thereof contained in the Prospectus.

         3.  Purchase, Sale and Delivery of Offered Securities.

         On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Sellers agree to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Sellers, the aggregate principal amounts of the Offered Securities set forth below opposite the names of the Underwriters. The Class A-1 Certificates are to be purchased at the purchase price of 99.7885900% of the aggregate principal amount thereof plus accrued interest at the Class A-1 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date (as defined herein). The Class A-2 Certificates are to be purchased at the purchase price of 99.7593750% of the aggregate principal amount thereof plus accrued interest at the Class A-2 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-3 Certificates are to be purchased at the purchase price of 99.6359375% of the aggregate principal amount thereof plus accrued interest at the Class A-3 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-4 Certificates are to be purchased at the purchase price of 99.5859375% of the aggregate principal amount thereof plus accrued interest at the Class A-4 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-5 Certificates are to be purchased at the purchase price of 99.5203125% of the aggregate principal amount thereof plus accrued interest at the Class A-5 Pass- Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-6 Certificates are to be purchased at the purchase price of 99.4562500% of the aggregate principal amount thereof plus accrued interest at the Class A-6 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-7 Certificates are to be purchased at the purchase price of 99.5253125% of the aggregate principal amount thereof plus accrued interest at the Class A-7 Pass-Through Rate from (and including) March 15, 1997 to (but excluding) the Closing Date. The Class A-8 Certificates are to be purchased at the purchase price of 99.7500000% of the aggregate principal amount thereof.

 Certificates    Salomon        Credit         Lehman            Prudential
               Brothers Inc     Suisse        Brothers           Securities
                                First          Inc.             Incorporated
                                Boston
                              Corporation
 Class A-1     $49,233,000     $49,200,000    $49,200,000        $49,200,000
 Class A-2     $ 4,579,000     $ 4,560,000    $ 4,560,000        $ 4,560,000
 Class A-3     $31,778,000     $31,765,000    $31,765,000        $31,765,000
 Class A-4     $11,857,000     $11,850,000    $11,850,000        $11,850,000
 Class A-5     $ 6,384,000     $ 6,370,000    $ 6,370,000        $ 6,370,000

 Class A-6     $ 8,519,000     $ 8,490,000    $ 8,490,000        $ 8,490,000
 Class A-7     $12,500,000     $12,500,000    $12,500,000        $12,500,000
 Class A-8     $25,263,000     $25,260,000    $25,260,000        $25,260,000
--------------------------------------------------------------------------------

         The Sellers will deliver the Class A Certificates to the Underwriters against payment of the purchase price therefor in immediately available funds to the order of the Sellers at the office of Orrick, Herrington & Sutcliffe, 666 Fifth Avenue, New York, New York 10103, at 10:00 A.M., New York City time, on March 31, 1997 or at such other time not later than seven full Business Days thereafter as the Underwriters and the Sellers determine, such time being herein referred to as the "Closing Date." Each of the Class A Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC") (the "DTC Securities"). The interests of beneficial owners of the DTC Securities will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Class A Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement. Such Certificates will be made available for examination and packaging by the Underwriters no later than 12:00 noon on the first business day prior to the Closing Date.

         4. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public (which may include selected dealers) as set forth in the Prospectus.

         5. Certain Agreements of the Sellers. Each Seller, jointly and severally, covenants and agrees with the Underwriters that:

         (a) Immediately following the execution of this Agreement, the Sellers will prepare a Prospectus Supplement in a form approved by the Underwriters setting forth the amount of Offered Securities covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such Offered Securities are to be purchased by the Underwriters from the Sellers, either the initial public offering price or the method by which the price at which such Offered Securities are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and the Sellers deem appropriate in connection with the offering of such Offered Securities, and the Sellers will timely file such Prospectus Supplement with the Commission pursuant to Rule 424(b) promulgated under the Act, but the Sellers will not file any amendments to the Registration Statement as in effect with respect to the Offered Securities, or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, or if the Underwriters shall have reasonably objected thereto promptly after receipt thereof; the Sellers will file promptly all reports and any definitive proxy or information statements required to be filed by the Sellers with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; the Sellers will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the use of the Prospectus, the offer and sale of the Offered Securities or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Sellers are advised thereof, and will use their best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued. Subject to the Underwriters' compliance with its obligations set forth in Section 7(g) hereof, the Sellers shall file with the Commission a current report on Form 8-K including any Derived Information (as defined herein) provided to it by the Underwriters pursuant to Section 7(g) hereof (i) no later than the date that the Prospectus Supplement is filed with respect to "computational materials" and "structural terms sheets" (as such terms are interpreted in the No-Action letters addressed to Kidder, Peabody Acceptance Corporation I, et al. and the Public Securities Association dated May 20, 1994 and February 17, 1995, respectively (collectively, the "PSA Letters") or (ii) no later than two days following their date of first use with respect to "collateral term sheets" (as such term is interpreted in the PSA Letters).

         (b) If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement  the  Prospectus  to  comply  with  the  Act or the  Rules  and
      Regulations, the Sellers will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

         (c) The Sellers will make generally available to the holders of the Offered Securities (the "holders") as soon as practicable, earning statements covering (i) a period of 12 months beginning not later than the first day of the Trust Fund's fiscal quarter next following the effective date of the Registration Statement and (ii) a period of 12 months beginning no later than the first day of the Trust Fund's fiscal quarter next following the date of this Agreement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Offered Securities. The Sellers will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of an Offered Security at any time during such year, such information as the Sellers deem necessary or desirable to assist holders in preparing their federal income tax returns.

         (d) The Sellers will furnish to the Underwriters copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Offered Securities, including, without limitation, any document incorporated by reference in the Prospectus (including exhibits thereto) in each case as soon as available and in such quantities as the Underwriters reasonably request.

         (e) The Sellers will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as the Underwriters may designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities; provided, however, that no Seller shall be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

         (f) So long as any of the Offered Securities are outstanding, the Sellers will deliver to the Underwriters (i) as soon as available, the annual statements of compliance and the annual independent public accountants' reports furnished to the Trustee pursuant to Sections 7.04 and 7.05, respectively, of the Pooling and Servicing Agreement; (ii) as soon as available, copies of each Remittance Report and such other reports regarding the Offered Securities mailed to holders pursuant to Section
      7.07 of the Pooling and Servicing Agreement; (iii) as soon as available, copies of each document relating to the Trust or the Certificates required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iv) such other information concerning the Trust, the Sellers, the Originators and the Certificates as the Underwriters may reasonably request from time to time.

         (g) The Sellers will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing (or other reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the reproducing of the Basic Documents; (iii) the preparation, issuance and delivery of the certificates for the Offered Securities to the Underwriters; (iv) the fees of DTC in connection with the book-entry registration of the Offered Securities; (v) the fees and disbursements of (A) the Sellers' and the Originators' counsel and accountants, (B) the Insurer and its counsel and
      (C) the Trustee and its counsel; (vi) the qualification of the Offered Securities under state securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey; (vii) the fees and disbursements of Orrick, Herrington & Sutcliffe in connection with the preparation of the legal opinion described in Section 6(f) hereof and in connection with the preparation of a legal opinion regarding the enforceability of this Agreement and the Basic Documents under New York law; (viii) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, and of each preliminary prospectus and the Prospectus and any amendments or supplements thereto; (ix) the reproducing and delivery to the Underwriters of copies of the Blue Sky Survey, and (x) the fees charged by the Rating Agencies for rating the Offered Securities.

                  (h)      [Intentionally omitted]

         (i) On or before the Closing Date, the Sellers shall cause the Originators to mark their computer records relating to the Mortgage Loans to show the Trust's absolute ownership of the Mortgage Loans as of the Cut-off Date (other than the Representative's Yield and amounts received after the Cut-off Date in respect of interest accrued prior to the Cut-off Date), and from and after the Closing Date neither of the Sellers shall take any action inconsistent with the Trust's ownership of such Mortgage Loans, other than as permitted by the Pooling and Servicing Agreement.

         (j) To the extent, if any, that the rating provided with respect to the Offered Securities by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Sellers or the Originators, the Sellers shall furnish (or cause to be furnished) such documents and take (or cause to be taken) any such other actions.

         (k) For a period of 30 days from the date hereof, neither of the Sellers will, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or contract to sell, or announce the offering of, in a public or private transaction, any other series of notes secured by, or certificates evidencing interests in, home equity mortgage loans with similar terms as the Offered Securities, except for sales into the Originators' warehousing lines. Nothing herein shall be deemed to limit or prohibit the Sellers from selling whole mortgage loans to FNMA, with or without the retention of servicing rights, and, with the consent of the Underwriters, which shall not be unreasonably withheld, the Sellers may make other sales of whole mortgage loans, with or without the retention of servicing rights.

         (l) The Sellers will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat the Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes and will file, or cause to be filed, such tax returns and take, or cause to be taken, such actions, all on a timely basis, as are required to elect and maintain the Trust Fund's status as a REMIC.

         6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Sellers herein, to the accuracy of the statements of officers of the Sellers made pursuant to the provisions hereof, to the performance by the Sellers of their obligations hereunder and to the following additional conditions precedent:

         (a) The Underwriters shall have received from Arthur

      Andersen & Co. (i) a letter, dated the date hereof, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations and otherwise in form and substance satisfactory to the Underwriters and counsel to the Underwriters and (ii) a letter dated the Closing Date, updating the letters referred to in clause (i) above, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

         (b) All actions required to be taken and all filings required to be made by the Sellers under the Act prior to the sale of the Offered Securities shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Sellers or the Underwriters, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Sellers, the Originators, the Servicer or the Insurer which, in the reasonable judgment of the Underwriters, materially impairs the investment quality of the Offered Securities; (ii) any downgrading in the rating of the securities of either Seller, any Originator or the Insurer by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any securities of either Seller, any Originator or the Insurer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iv) any banking moratorium declared by federal, New York, Florida or Illinois authorities or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Underwriters, the effects of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Securities.

         (d) The Underwriters, unless otherwise agreed to by them, shall have received a favorable opinion of each of the following counsels to the Sellers and the Originators, addressed to the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters and their counsel:

               (i) Hutchins, Wheeler & Dittmar (Exhibit 6(d)(i));

                (ii) Rogers, Towers, Bailey, Jones & Gay (Exhibit
                                   6(d)(ii));

                           (iii)Bradley, Arant, Rose & White (Exhibit
                                6(d)(iii));

                           (iv) Gourley & Burstein (Exhibit 6(d)(iv));

                           (v)  James Dodd (Exhibit 6(d)(v));

               (vi) Pepper, Hamilton & Scheetz (Exhibit 6(d)(vi));
                                and

                           (vii)Sinkler & Boyd (Exhibit 6(d)(vii)).

         Each such counsel will also deliver to the Underwriters reliance letters relating to each opinion rendered to the Rating Agencies.

         With respect to the opinion of Hutchins, Wheeler & Dittmar, insofar as such opinions involve matters of law of any jurisdiction other than the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware or the United States of America, such opinions may be given in reliance upon an opinion of counsel in such jurisdiction reasonably acceptable to the Underwriters, a copy of which shall be delivered to the Underwriters.

         (e) The Underwriters shall have received a favorable opinion of Terence
      G. Vane, Jr., Esq., Associate General Counsel of each of the Sellers and the Originators, dated the Closing Date and substantially in the form attached hereto as Exhibit 6(e).

         (f) The Underwriters shall have received a favorable opinion of Orrick, Herrington & Sutcliffe, special tax counsel for the Sellers, addressed to the Underwriters and dated the Closing Date and satisfactory in form and substance to the Underwriters, generally to the effect that (i) the information in the Prospectus under "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under "Certain Federal Income Tax Consequences," insofar as such information describes federal statutes and regulations or otherwise constitute matters of law or legal conclusions of the statutes or regulations of such jurisdiction have been prepared or reviewed by such counsel, and such information is correct in all material respects; and (ii) assuming compliance with all of the provisions of the Pooling and Servicing Agreement, the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986 (the "Code") for federal income tax purposes as of the Closing Date and will continue to qualify as a REMIC for so long as the Trust Fund continues to meet the requirements set forth in the Code and applicable treasury regulations.

         (g) The Underwriters shall have received a favorable opinion of Orrick, Herrington & Sutcliffe, counsel for the Underwriters, addressed to the Underwriters and dated the Closing Date and satisfactory in form and substance to the Underwriters, with respect to the validity of the Certificates, ERISA matters and such other related matters as the Underwriters shall require, and the Sellers and Originators shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (h) The Underwriters shall have received a favorable opinion of Joan E. Kimmelman, Esq., Counsel of the Insurer (or such other counsel acceptable to the Underwriters), addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

                    (i) The  Insurer has been duly  incorporated  and is validly existing as a stock insurance company in good standing under the laws of the State of New York.

                   (ii) The  Insurer  has full power and  authority  to execute, deliver and perform its duties under the Securities Insurance Policy and has duly issued the Securities Insurance Policy, and the Securities Insurance Policy constitutes the legal, valid and binding obligation of the Insurer enforceable against the Insurer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

                  (iii) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or any state having jurisdiction over the Insurer is required in connection with the issuance by the Insurer of the Securities Insurance Policy or the performance by the Insurer of its duties thereunder except such as have been obtained, taken or made. The issuance of the Securities Insurance Policy will not contravene any law or governmental regulation or order presently binding on the Insurer or the charter or the bylaws of the Insurer or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Insurer is a party or by which it is bound.

                   (iv) Except for changes, if any, approved by the Underwriters, the Securities Insurance Policy conforms in all material respects to the description thereof in the Prospectus under the caption "The Securities Insurance Policy and the Insurer." To the extent required by applicable legal requirements, the Securities Insurance Policy form has been filed with, and approved by, all governmental authorities having jurisdiction over the Insurer in connection with such policy.

                  (v) The description of the Insurer in the Prospectus is
               true and correct in all material respects.

         (i) The Underwriters shall have received an opinion addressed to the Underwriters of counsel for the Trustee, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, substantially to the effect that:

                  (i) The Trustee has been duly organized and is validly existing and in good standing as a national banking association under the laws of the United States of America.

                   (ii) The  Trustee  has full power and  authority  to execute, deliver and perform its duties under the Pooling and Servicing Agreement and has duly executed and delivered the Pooling and Servicing Agreement and, assuming due authorization, execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights generally.

                  (iii) The Certificates have been duly executed,  authenticated and delivered by the Trustee.

                   (iv) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Illinois having jurisdiction over the trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement or the performance by the Trustee of its duties thereunder except such as have been obtained, taken or made.

                   (v) The Trustee has the power to perform its duties  pursuant to Section 10.01 of the Pooling and Servicing Agreement to act as successor servicer, including the making of Advances as described in Sections 10.01 and 10.02 of the Pooling and Servicing Agreement.

         (j) The Underwriters shall have received a certificate dated the Closing Date of the President, any Vice President or the Secretary of each Seller and each Originator in which such officer shall state that, to the best of his knowledge after reasonable investigation, (i) the representations and warranties of such Seller or Originator with respect to the Mortgage Loans contained in the Prospectus and any Basic Document are true and correct, (ii) the representations and warranties of such Seller or Originator, as the case may be, in this Agreement are true and correct, (iii) such Seller or Originator has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued, (v) no proceedings for that purpose have been instituted or are contemplated by the Commission, and (vi) there has been no amendment or other document filed affecting the Certificate of Incorporation or bylaws of the Sellers since March 15, 1994 and no such amendment has been authorized.

         (k) On or before the Closing Date, the Underwriters shall have received evidence satisfactory to the Underwriters that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates have each been rated Aaa by Moody's and "AAA" by S&P.

         (l) At the Closing Date, the Insurer shall have issued the Securities Insurance Policy and the Underwriters shall have received a certificate from an officer of the Insurer dated the Closing Date, to the effect that the information in the Prospectus Supplement under "The Securities Insurance Policy and the Insurer" is true and accurate in all material respects, and since the respective dates as of which information concerning the Insurer is given in the Prospectus Supplement, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Insurer and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

         (m) At the Closing Date, the Originators shall have delivered to the Underwriters the Representation Letter attached hereto as Exhibit 7.

         (n) At the Closing Date, the Class A  Certificates  and the Pooling and
      Servicing   Agreement  will  conform  in  all  material  respects  to  the descriptions thereof contained in the Prospectus.

         (o) The Underwriters shall not have discovered and disclosed to the Sellers on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Orrick, Herrington & Sutcliffe, counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (p) All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Pooling and Servicing Agreement, the Securities Insurance Policy, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel for the Underwriters, and the Sellers shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         The Sellers will provide or cause to be provided to the Underwriters such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Sellers at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof.

         7. Indemnification and Contribution. (a) The Sellers agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability (or action relating to purchases and sales of the Class A Certificates), to which the Underwriters or any such controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iv) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading) and shall reimburse the Underwriters and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Sellers shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or the Registration Statement in reliance upon and in conformity with written information (including the Derived Information, as defined in Section 7(g) hereof) furnished to the Sellers by or on behalf of the Underwriters specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Sellers may otherwise have to the Underwriters or any controlling person of any of the Underwriters.

         (b) Each Underwriter severally agrees to indemnify and hold harmless each Seller, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls each Seller within the meaning of Section 15 of the Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Sellers or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case, only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Sellers by such Underwriter specifically for inclusion therein, and shall reimburse the Sellers and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Sellers or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to the Sellers or any such director, officer or controlling person.

         (c) Promptly after receipt by any indemnified party under this Section 7 or notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.

         If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Underwriters, if the indemnified parties under this Section 7 consist of the Underwriters or any of its controlling persons, or by the Seller, if the indemnified parties under this
Section 7 consist of the Sellers or any of the Sellers' directors, officers or controlling persons.

         Each indemnified party, as a condition of the indemnity agreements contained in Section 7(a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) Each Underwriter agrees to provide the Sellers with a copy of any Derived Information (as defined in Section 7(g) below) no later than the date preceding the date such Derived Information is required to be filed with the Commission on Form 8-K pursuant to the PSA Letters.

         (e) Each Underwriter severally agrees, assuming all information provided by the Sellers is accurate and complete in all material respects, to indemnify and hold harmless the Sellers, each of the Seller's officers and directors and each person who controls the Sellers within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Derived Information provided by such Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by him, her or it in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of an Underwriter under this Section 7(e) shall be in addition to any liability which such Underwriter may otherwise have.

         The procedures set forth in Section 7(c) above shall be equally applicable to this Section 7(e).

         (f) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof,
(i) in such proportion as shall be appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Underwriters on the one hand and the Sellers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

         The relative benefits of the Underwriters and the Sellers shall be deemed to be in such proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bear to the total underwriting discounts received by each of the Underwriters as set forth on the cover page of the Prospectus.

         The relative fault of the Underwriters and the Sellers shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

         The Sellers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

         In no case shall any Underwriter (except (x) with respect to any Derived Information incorporated by reference into the Registration Statement or Prospectus at the request of such Underwriter (i) which had not been approved by the Sellers for use by the Underwriters or (ii) for which the Sellers have not received a letter from Arthur Andersen & Co. in form and substance satisfactory to them and (y) as may be provided in any agreement among the Underwriters relating to the offering of the Class A Certificates) be responsible for any amount (not including the fees and expenses of its counsel) in excess of the total underwriting discounts received by such Underwriter as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) For purposes of this Section 7, as to each Underwriter the term "Derived Information" means such portion, if any, of the information delivered to the Sellers by such Underwriter pursuant to Section 7(d) hereof for filing with the Commission on Form 8-K as:

      (i) is not contained in the Prospectus without taking into account information incorporated therein by reference;

      (ii) does not constitute Seller-Provided Information (as defined below); and

      (iii) is of the type of information defined as "computational materials," "structural term sheets" or "collateral term sheets" (as such terms are interpreted in the PSA Letters).

"Seller-Provided   Information"   means  any  computer  tape  furnished  to  the
Underwriters by the Sellers concerning the assets comprising the Trust.

         (h) The Underwriters confirm that the information set forth in the last paragraph on the cover page of the Prospectus and in the third paragraph under the caption "Underwriting" in the Prospectus is correct, and together with the Derived Information, constitutes the only information furnished in writing to the Sellers by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

      (i)Each Underwriter severally represents and warrants to, and covenants with, the Sellers that all Derived Information provided to the Sellers pursuant to this Section 7, as of the date such information is so provided and as of the date such information is filed by the Sellers with the Commission will not include any untrue statement of a material fact, when considered in conjunction with the Prospectus, and will not omit to state any material fact necessary, when considered in conjunction with the Prospectus, to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

      (ii) Each Underwriter severally further covenants with the Sellers that if any Derived Information required to be provided to the Sellers pursuant to
      Section 7(d) hereof is determined to contain any information that is inaccurate or misleading, such Underwriter (whether or not such Derived Information was provided to the Sellers or filed by the Sellers with the Commission) shall promptly prepare and deliver to the Sellers and each prospective investor which received such Derived Information corrected Derived Information. All information provided to the Sellers pursuant to this Section 7(i) shall be provided within the time periods set forth in
      Section 7(d) hereof.

      (iii) Each Underwriter severally covenants with the Sellers that all Derived Information delivered by it to prospective investors shall contain a legend satisfactory in substance to the Sellers.

         (j) Notwithstanding any other provision herein, each Underwriter severally agrees to pay all costs and expenses of the Sellers incurred in connection with (i) the filing by the Sellers of any Derived Information with the Commission and (ii) any action by the Sellers against such Underwriter to enforce any of its rights set forth in this Section 7, including, without limitation, legal fees and expenses.

         8. Default of Underwriter. If either or both Underwriters default in their obligations to purchase Class A Certificates hereunder, and the aggregate principal amount of Class A Certificates that the defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of the Class A Certificates, the Underwriters may make arrangements satisfactory to the Sellers for the purchase of such Class A Certificates by other persons including the non-defaulting Underwriter, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter shall be obligated, in proportion to its commitment hereunder, to purchase the Class A Certificates that such defaulting Underwriter agreed but failed to purchase. If either or both the Underwriters so default and the aggregate principal amount of Class A Certificates with respect to which such default or defaults occur exceeds 10% of the total principal amount of Class A Certificates and arrangements satisfactory to the Underwriters and the Sellers for the purchase of such Class A Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Sellers, except as provided in Section 9 hereof. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve the Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warran ties and other statements of each Seller and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or any Seller or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A Certificates. If for any reason the purchase of the Class A Certificates by the Underwriters is not consummated, the Sellers shall remain responsible for the expenses to be paid or reimbursed by the Sellers pursuant to Section 5 hereof and the respective obligations of the Sellers and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Class A Certificates by the Underwriters is not consummated for any reason other than solely because of Section 8 hereof or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) hereof, the Sellers will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A Certificates. If the purchase of the Class A Certificates by the Underwriters is not consummated solely because of Section 8 hereof or the occurrence of any event specified in clauses (iii), (iv) or (v) of Section 6(c) hereof, the Sellers shall have no such reimbursement obligation.

         10. Notices. All communications hereunder will be in writing and, if sent to Salomon Brothers Inc, will be mailed, delivered or telegraphed and confirmed to it at Salomon Brothers Inc, 7 World Trade Center, 32nd Floor, New York, NY 10048; if sent to Credit Suisse First Boston Corporation, will be mailed, delivered or telegraphed and confirmed to it at Credit Suisse First Boston Corporation, Park Avenue Plaza, 55 East 52nd Street, New York, NY 10055,
Attention: Investment Banking -- New Issue Processing Group; if sent to Lehman Brothers Inc., will be mailed, delivered or telegraphed and confirmed to it at Lehman Brothers Inc., Three World Financial Center, 12th Floor, New York, NY 10285; if sent to Prudential Securities Incorporated, will be mailed delivered or telegraphed and confirmed to it at Prudential Securities Incorporated, One New York Plaza, New York, New York 10292; or if sent to the Sellers, will be mailed, delivered or telegraphed and confirmed to it c/o EquiCredit Corporation of America, 10401 Deerwood Park Blvd., Jacksonville,

Florida  32256,
Attention: Chief Financial Officer.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligations hereunder.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. Representation of Underwriters. Any action under this Agreement taken by the Underwriters jointly or by Salomon
Brothers Inc will be binding on the Underwriters.

         14. Applicable Law and Time. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise set forth herein, specified times of day refer to New York City time.

         15. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

         If the foregoing is in accordance with the Underwriters understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Sellers and the Underwriters in accordance with its terms.

                                        Very truly yours,

                          EQCC RECEIVABLES CORPORATION


                                        By:_______________________________
                                           Name:  Terence G. Vane, Jr.
                              Title: Vice President


                          EQCC ASSET BACKED CORPORATION


                                        By:_______________________________
                                           Name:  Terence G. Vane, Jr.
                              Title: Vice President
    The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.


    SALOMON BROTHERS INC

    CREDIT SUISSE FIRST BOSTON CORPORATION

    LEHMAN BROTHERS INC.

    PRUDENTIAL SECURITIES INCORPORATED




    By:   SALOMON BROTHERS INC
          as Representative of
          the Underwriters

    By:___________________________
       Name:
       Title: